EXHIBIT 10.81


                             April 27, 1995



Somatix Therapy Corporation
950 Marina Village Parkway
Alameda, California 94501

Gentlemen:

     Merrill Lynch & Co. of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is pleased to act as exclusive financial advisor to Somatix Therapy Corporation (the "Company") from the date of this letter agreement (the "Agreement") through the end of the Engagement Period (as hereinafter defined). In such capacity, Merrill Lynch shall act as an independent contractor, and any duties of Merrill Lynch arising out of its engagement pursuant to this Agreement shall be owed solely to the Company.

     In addition, during the Engagement Period, Merrill Lynch will act as exclusive placement agent for the Company in a transaction (the "Private Placement"). Pursuant to the Private Placement, it is contemplated that the Company will issue securities (the "Securities") with expected gross proceeds up to $15 million. The Private Placement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise to comply with the applicable law and regulations of any other jurisdictions in which the Securities are offered. In acting as the exclusive placement agent for the Private Placement, Merrill Lynch will seek to complete the financing on a best efforts basis, acting as the Company's agent and not as a principal in the sale and placement of the Securities. Merrill Lynch may separately engage, at is own expense and with the prior written approval of the Company, sub-agents as it may deem necessary or appropriate.

1.   THE PRIVATE PLACEMENT

     The "Engagement Period" shall mean that period commencing on the date hereof and continuing through the date of the final closing of the Private Placement, unless terminated at an earlier date pursuant to Section 9 of this Agreement.



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     The Company and Merrill Lynch will each reasonably believe at the time of any sale of the Securities as part of the Private Placement that each purchaser of the Securities is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act (and will take all actions necessary to establish such reasonable belief) or an otherwise sophisticated investor satisfactory to the Company and Merrill Lynch. Neither the Company or any person acting on its behalf nor Merrill Lynch will offer or sell the Securities by any form of general solicitation or general advertising, including the methods described in Rule 502(c) of Regulation D. The Company will file in a timely manner with the Securities and Exchange Commission (the "SEC") any notices with respect to the Securities required by Rule 503 Regulation D and will furnish to Merrill Lynch promptly thereafter a signed copy of each such notice. The Company and Merrill Lynch shall have the right to reject any proposed purchaser of Securities.

2.   INFORMATION TO BE SUPPLIED

     The Company will furnish or cause to be furnished to Merrill Lynch such information as Merrill Lynch reasonably believes appropriate to its assignment or is necessary in connection with its assistance in the preparation of, or for inclusion in, a confidential Private Placement Memorandum (as supplemented and amended from time to time being hereinafter referred to as the "Information"). It is also understood that the Company may make available to offerees of Securities additional material, data or other information (whether oral or written) relating to the Company (the "Company Data"). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, Merrill Lynch will use and rely primarily on the information and on other information available from generally recognized public sources without having independently verified the same; (b) Merrill Lynch does not assume responsibility for the accuracy or completeness of the Memorandum, the Information, the Company Data, and such other information and will not undertake to verify independently its accuracy or completeness; and (c) Merrill Lynch will not make an appraisal of any of the assets owned or managed by the Company.

3.   COVENANTS, REPRESENTATIONS AND WARRANTIES

     In connection with the Private Placement, the Company agrees as follows:

     (a) The Company will furnish Merrill Lynch, from time to time, such number of copies of the Memorandum, any exhibits thereto

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                                                               Page 3


and agreements and documents referred to therein, as Merrill Lynch may reasonably request.

     (b) If any event shall occur or condition exist as a result of which it is necessary or advisable, in the opinion of the Company or Merrill Lynch, to amend or supplement the Memorandum in order that the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers, the Company will forthwith prepare and furnish to Merrill Lynch such number of copies as Merrill Lynch may reasonably request of an amendment or supplement to the Memorandum (in form and substance satisfactory to Merrill Lynch and its counsel) that will ensure that the Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers.

     (c) The Company will advise Merrill Lynch promptly of (i) the occurrence of any event or the existence of any condition known to the Company referred to in clause (b) of this paragraph, (ii) such other information concerning the business and financial condition of the Company as Merrill Lynch may from time to time reasonably request, (iii) the receipt by the Company of any communication from the SEC or any state securities commissioner or regulatory authority in any other jurisdiction concerning the offering of the Securities, and (iv) the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering of the Securities.

     (d) The Company will (i) make available to each offeree of the Securities such information (in addition to that contained in the Memorandum) concerning the offering of the Securities, the Company and any other relevant matters as the Company possesses or can acquire without unreasonable effort or expense and (ii) provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the offering and to obtain any other additional information about the Company and the Securities, to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense.

     (e) At any closing of Securities hereunder (each a "Closing"), the Company will deliver, or cause to be delivered, to Merrill Lynch, in each case in form and substance satisfactory to

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Merrill Lynch and its counsel: (i) a letter representing and warranting to Merrill Lynch that the representations and warranties of the Company contained in each purchase, subscription or other similar agreement entered into with a prospective purchaser of the Securities are true and correct in all material respects as of the date of such letter, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct in all materials respects as of such other date; and (ii) all certificates and other documents (other than the Securities) delivered to each prospective purchaser at such Closing. In addition, the Company will cause each counsel who is furnishing an opinion to a prospective purchaser and each independent public accountant who is furnishing an accountant's letter to a prospective purchaser to address to Merrill Lynch any such opinion or letter (or, alternatively, to furnish Merrill Lynch with a letter stating that Merrill Lynch may rely on such opinion or letter as though it were addressed to Merrill Lynch). Merrill Lynch shall, in any event, be provided with one opinion of counsel satisfactory to Merrill Lynch which shall state that nothing has come to such counsel's attention that would lead it to believe that the Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering its opinion, such counsel may rely upon the representations and warranties of the purchasers contained in the purchase agreements and upon certificates from officers of the Company as to factual matters. The Company further agrees that it will not consummate the sale of the Securities unless it delivers or causes to be delivered the items described in this paragraph to Merrill Lynch at each Closing.

     (f) The Company will not, directly or indirectly (except through Merrill Lynch), sell or offer, or attempt to offer to dispose of, or solicit any offer to buy, or otherwise approach or negotiate in respect of, any of the Securities, and the Company has not heretofore done any of the foregoing.

     (g) The Company represents that no offers or sales of securities of the same or a similar class as the Securities have been made by it or for it during the six-month period ended on the date of this Agreement and none is currently being made or contemplated by the Company or on its behalf. The Company agrees that no offers or sales of any securities of the same or a similar class as the Securities will be made by it or on its behalf during the six-month period after the completion of the offering of the Securities without the prior written consent of Merrill Lynch,

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                                                               Page 5


which consent will not be unreasonably withheld and may be withheld only to avoid an integration of such offering with this Private
Placement.

     (h) The Company will qualify the Securities for offering and sale under the state securities or "blue sky" laws of such jurisdictions in which any sales of the Securities may be transacted and as may otherwise be requested by Merrill Lynch, provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (i) The Company represents and warrants that, at all times from the respective dates that the Memorandum, the Company Data, and any other documents, material, data or other information (whether oral or written) are furnished or made available by the Company either directly or through Merrill Lynch to offerees of the Securities or any of their representatives, such Memorandum, Company Data, and other information will not, taken separately or in any combination as provided to any offeree or its representatives, contain any untrue statement of a material fact or omit to state a material necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.   FEES AND EXPENSES

     The Company agrees to pay Merrill Lynch (i) a fee (the "Fee") of 7.0% of the aggregate gross proceeds of the Private Placement and
(ii) to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, regardless of whether or not the transactions contemplated by this Agreement are consummated. Such expenses shall not exceed $100,000 without the prior written approval of Somatix.

     All payments shall be made in cash or by certified or official bank check, or by wire transfer in immediately available funds.

     If during the Engagement Period or within the 6 month period thereafter, the Company or any of its affiliates sells the Securities, or other securities representing an equity interest in the Company, to any purchaser identified by Merrill Lynch (on Exhibit A attached) or subsequently in writing to Somatix in connection with this Private Placement and with which Merrill Lynch had discussions regarding the purchase of Securities during the Engagement Period, the Company will pay Merrill Lynch a Fee with

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                                                               Page 6


respect to all such sales of Securities calculated in accordance with the preceding paragraph.

     The Company or any purchaser of the Securities will bear all legal, accounting, printing and other expenses in connection with the offering and sale of the Securities. It also is understood that Merrill Lynch will not be responsible for any fees or commissions payable to financial or other advisors utilized or retained by the Company or by any offeree of the Securities.

5.   INDEMNIFICATION, CONTRIBUTION AND LIMIT ON LIABILITY

     The Company agrees that it will indemnify and hold harmless Merrill Lynch and its affiliates, and its and their respective directors, officers, employees, agents and controlling persons (Merrill Lynch and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable United States federal or state law, or otherwise, and related to or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents, including without limitation the Memorandum, Information, Company Data and public information, furnished or made available by the Company, directly, through Merrill Lynch or otherwise, to an offeree of the Securities or any of their representatives or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or (ii) any transaction contemplated by this Agreement or the engagement of Merrill Lynch pursuant to, and the performance by Merrill Lunch of the services contemplated by, this Agreement; provided, however, that the Company will not be liable under clause (ii) hereof to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from Merrill Lynch's bad faith, gross negligence or willful misconduct in performing the services described above. The Company also agrees to reimburse any Indemnified Party for all expenses (including the reasonable counsel fees and expenses of one counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors

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                                                               Page 7


related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court, or admitted in a definitive settlement agreement to have resulted from Merrill Lynch's bad faith or gross negligence.

     If the indemnification provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities, as incurred, for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Merrill Lynch, on the other hand, and also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the statements, acts or missions resulting in such losses, claims, damages or liabilities of the placement of the Securities as contemplated (whether or not the placement is consummated) provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Merrill Lynch of the placement of Securities as contemplated shall be deemed to be in the same proportion that the total value of Securities sold or contemplated to be sold by the Company as a result of or in connection with the proposed Private Placement bears to the Fee paid or to be paid to Merrill Lynch under this Agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate Fee actually paid to Merrill Lynch under this Agreement.

6.   NOTICE, DEFENSE AND SETTLEMENT OF CLAIM, ACTION OR PROCEEDINGS

     Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action or proceeding with respect to which an Indemnified Party may be entitled to indemnity hereunder, the Indemnified Parties will notify the Company in writing of such claim or of the commencement of such action or proceeding (provided that any delay in so doing by an Indemnified Party shall not relieve the Company from its obligations hereunder to that Indemnified Party unless said delay has resulted in material prejudice to the Company), and the Company will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Parties and will pay the fees and expenses of such counsel, as incurred. Notwithstanding the

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                                                               Page 8


preceding sentence, any Indemnified Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable or if such Indemnified Party reasonably determines that the Company's assumption of the defense does not adequately represent its interest. In such event, the fees and disbursement of such separate counsel will be paid by the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for Merrill Lynch together with any other Indemnified Parties.

     The Company agrees that, without Merrill Lynch's prior written consent (which consent will not be unreasonably withheld) it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. In addition, the Company will not be liable under this letter agreement for any settlement of any claim against Merrill Lynch made without the Company's written consent.

     In the event Merrill Lynch or any Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate or any participant in a transaction covered hereby in which Merrill Lynch or such Indemnified Party is not named as a defendant, the Company agrees to reimburse Merrill Lynch for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation the fees and disbursements of its legal counsel, and to compensate Merrill Lynch in an amount to be mutually agreed upon.

7.   ANNOUNCEMENT OF TRANSACTION

     When the Private Placement is completed, Merrill Lynch may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose stating that Merrill Lynch has acted as financial advisor to the Company and/or exclusive placement agent in the Private Placement.


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Somatix Therapy Corporation                            April 27, 1995
                                                               Page 9



8.   NOTICES

     All communications hereunder shall be in writing and shall be mailed or delivered (a) to the Company, at its offices at 950 Marina Village Parkway, Alameda, California 94501, Attention: Mark N.K. Bagnall and (b) to Merrill Lynch, at its offices at World Financial Center, North Tower, New York, N.Y. 10281-0327, Attention: Matthew J. Hogan.

9.   TERMINATION OF THIS AGREEMENT

     This Agreement and all of Merrill Lynch's obligations hereunder may be terminated by Merrill Lynch for any reason upon giving ten days prior notice thereof to the Company; provided, however, that in the event the Company does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of Merrill Lynch's obligations hereunder may be immediately terminated by Merrill Lynch by notice thereof to the Company. This Agreement and all of the Company's obligations hereunder may be terminated by the Company for any reason upon giving ten days prior notice thereof to Merrill Lynch; provided, however, that in the event Merrill Lynch does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Company's obligations hereunder may be immediately terminated by the Company by notice thereof to Merrill Lynch. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any part to any other party, except as otherwise provided in the
Section 4 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of Indemnified parties, contribution, settlements, choice of law and waiver of the right to trial by jury will survive any such termination.

10.  SURVIVAL OF CERTAIN PROVISIONS

     The representations, warranties, indemnities, and agreements of the Company and its officers or representatives shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or Merrill Lynch or any affiliates or controlling person, and shall survive the consummation of the Private Placement.



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                                                              Page 10


11.  WRITING REQUIRED TO WAIVE, AMEND OR MODIFY

     No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

12.  PARTIES

     This Agreement incorporates the entire understanding of the parties with respect to this engagement of Merrill Lynch by the Company, and supersedes all previous agreements regarding such engagement, should they exist.



13.  GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

14.  CONSENT TO JURISDICTION AND WAIVER OF TRIAL BY JURY

     The Company hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this Agreement.



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                                                              Page 11


     Please confirm that the foregoing terms correctly set forth our agreement by signing and returning to Merrill Lynch the duplicate copy of this Agreement enclosed herewith.

                                 Very truly yours,

                                 MERRILL LYNCH, PIERCE, FENNER
                                 & SMITH INCORPORATED


                                 By:______________________________
                                    Name:
                                    Title:

Accepted as of the date
first written above

Somatix Therapy Corporation


By:_____________________________
   Name:
   Title: